Exhibit 3.2
CERTIFICATE OF MERGER OF
ZEBRA MERGER SUB, INC.
(a Delaware corporation) WITH AND INTO
ZYLA LIFE SCIENCES
(a Delaware corporation)

Pursuant to Section 251 of the Delaware General Corporation Law (the “DGCL”).

The undersigned corporation does hereby certify that:

FIRST: The constituent corporations (the “Constituent Corporations”) participating in the merger of Merger Sub with and into Zyla herein certified (the “Merger”) are:

(i) Zebra Merger Sub, Inc., which is incorporated under the laws of the State of Delaware (“Merger Sub”); and

(ii) Zyla Life Sciences, which is incorporated under the laws of the State of Delaware (“Zyla”).

SECOND: An Agreement and Plan of Merger dated March 16, 2020, by and among Assertio Holdings, Inc. (formerly Alligator Zebra Holdings, Inc.), a Delaware corporation, Assertio Therapeutics, Inc., a Delaware corporation, Zebra Merger Sub, Inc., a Delaware corporation, Alligator Merger Sub, Inc., a Delaware corporation, and Zyla Life Sciences, a Delaware corporation (the “Agreement and Plan of Merger”), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of subsection (c) of Section 251 and Section 228 of the DGCL.

THIRD: This Certificate of Merger, and the Merger shall become effective at the time this Certificate of Merger is filed with and accepted by the Secretary of State of the State of Delaware.

FOURTH: The name of the surviving corporation in the Merger is Zyla Life Sciences (the “Surviving Corporation”).

FIFTH: The Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as set forth on Exhibit A attached hereto and made a part hereof and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the terms of the DGCL.

SIXTH: The executed Agreement and Plan of Merger is on file at an office of the Surviving Corporation, the address of which is as follows:

Zyla Life Sciences
100 South Sanders Rd., Suite 300, Lake Forest, IL 60045

SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Merger to be duly executed by its authorized officer.

Dated:	May 20, 2020

ZYLA LIFE SCIENCES

		By:	/s/ Todd N. Smith
		Name:	Todd N. Smith
		Title:	President and Chief Executive Officer

[Signature Page to Certificate of Merger]

Exhibit A

Certificate of Incorporation

See attached.

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF
ZYLA LIFE SCIENCES, INC.
(a Delaware corporation)

ARTICLE I NAME

The name of the corporation is Zyla Life Sciences, Inc. (the “Corporation”).

ARTICLE II AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV STOCK

The Corporation shall be authorized to issue one class of stock to be designated Common Stock; the total number of shares of Common Stock which the Corporation shall have authority to issue is 10,000, and each such share shall have a par value of $0.0001.

ARTICLE V DIRECTORS

Section 5.1 Number. Except as otherwise provided for or fixed pursuant to the provisions of this Certificate of Incorporation (including any Preferred Stock Designation), the number of directors of the Corporation shall be fixed by or in the manner provided in the Bylaws.

Section 5.2 Election. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VI EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE VII AMENDMENT

Section 7.1 Amendment of Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all powers, preferences and rights of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) in its present form or as hereafter amended are granted subject to this reservation.

Section 7.2 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation (subject to the provisions of any Preferred Stock Designation).

ARTICLE VIII LIABILITY OF DIRECTORS

Section 8.1 No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 8.2 Amendment or Repeal. Any amendment, alteration or repeal of this Article VIII that adversely affects any right of a director shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

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